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                                                                    EXHIBIT 5.1

                      [Letterhead of Goodwin Procter LLP]

                               September 17, 2003

Gables Residential Trust
Gables Realty Limited Partnership
777 Yamato Road, Suite 510
Boca Raton, FL 33431

      Re:  Legality of Securities to be Registered
           Under Registration Statement On Form S-3

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Gables Residential Trust, a Maryland real estate investment trust (the "Company") and Gables Realty Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), in connection with a joint registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which relates to the sale from time to time of an indeterminate amount of (i) preferred shares, par value $.01 per share ("Preferred Shares"), common shares, par value $.01 per share ("Common Shares"), depositary shares representing interests in Preferred Shares ("Depositary Shares") and warrants ("Warrants") to purchase Preferred Shares or Common Shares, or any combination of Preferred Shares, Common Shares, Depositary Shares or Warrants (collectively, the "Equity Securities"), of the Company having a maximum aggregate public offering price of $500,000,000 and
(ii) debt securities ("Debt Securities") of the Operating Partnership having a maximum aggregate public offering price of $500,000,000 (collectively, the "Securities"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

         In connection with this opinion, we have examined the amended and restated declaration of trust of the Company, as amended to the date hereof and on file with the Maryland State Department of Assessments and Taxation, the second amended and restated bylaws of the Company, as amended, the seventh amended and restated agreement of limited partnership of the Operating Partnership, as amended, such records of corporate and partnership proceedings of the Company and the Operating Partnership, respectively, as we have deemed appropriate for the purposes of this opinion, the Registration Statement and the exhibits thereto.
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Gables Residential Trust
Gables Realty Limited Partnership
September 17, 2003
Page 2

         In rendering the opinions expressed below, we have assumed and have not verified the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and the legal capacity of each individual executing any document.

         We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, The Commonwealth of Massachusetts, the State of New York, the Maryland General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.

         Based upon the foregoing, we are of the opinion that:

           (1) when the Equity Securities are specifically authorized for issuance by the Company's Board of Trustees or an authorized committee thereof (the "Authorizing Resolution"), (ii) upon receipt by the Company of the full consideration therefor as provided in the Authorizing Resolution and (iii) upon the issuance of the Equity Securities as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolution, the Equity Securities will be legally issued, fully paid and nonassessable and the and Warrants will be binding obligations of the Company; and

           (2) when the Debt Securities are specifically authorized for issuance by the General Partner of the Operating Partnership (the "General Partner Authorization"), (ii) upon receipt by the Operating Partnership of the full consideration therefor as provided in the General Partner Authorization and
(iii) upon execution and authentication of the Debt Securities as provided in the relevant indentures and the issuance of the Debt Securities as described in the Registration Statement and a Prospectus Supplement that is consistent with the General Partner Authorization, the Debt Securities will be binding obligations of the Operating Partnership, enforceable in accordance with their terms, except that (A) enforcement or the rights and remedies created thereby may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and by equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief and (B) we express no opinion as the legality, validity or binding nature of an choice of law provision.

         This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May
1998).

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.
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Gables Residential Trust
Gables Realty Limited Partnership
September 17, 2003
Page 3

         We hereby consent to being named as counsel to the Company and the Operating Partnership in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                       Very truly yours,

                                                       /s/ GOODWIN PROCTER  LLP
                                                       ------------------------
                                                           GOODWIN PROCTER  LLP